Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2019 relating to the combined financial statements of the Karnes County Business (the “Predecessor”) for the period from January 1, 2018 to July 30, 2018, appearing in the Annual Report on Form 10-K of Magnolia Oil & Gas Corporation for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 14, 2021